EXHIBIT TO ITEM 77I
Terms of New or Amended Securities

The officers of the Trust are authorized and directed to issue and sell shares of beneficial interest of the Sterling Capital Stratton Mid Cap Value Fund - Class A, Class C and Institutional Shares, to the public. Each share class of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Amended and Restated Declaration of Trust and Multiple Class Plan pursuant to Rule 18f-3 for the Sterling Capital Funds.
A description of Class A and Class C Shares of the Sterling Capital Stratton Mid Cap Value Fund is incorporated by reference to the 497K as filed with the SEC via EDGAR on November 16, 2015 (Accession No. 0001193125-15-377263). A description of Institutional Shares of the Sterling Capital Stratton Mid Cap Value Fund is incorporated by reference to the 497K as filed with the SEC via EDGAR on November 16, 2015 (Accession No. 0001193125-15-377268).


The officers of the Trust are authorized and directed to issue and sell shares of beneficial interest of the Sterling Capital Stratton Real Estate Fund - Class A, Class C and Institutional Shares, to the public. Each share class of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Amended and Restated Declaration of Trust and Multiple Class Plan pursuant to Rule 18f-3 for the Sterling Capital Funds.
A description of Class A and Class C Shares of the Sterling Capital Stratton Mid Cap Value Fund is incorporated by reference to the 497K as filed with the SEC via EDGAR on November 16, 2015 (Accession No. 0001193125-15-377273). A description of Institutional Shares of the Sterling Capital Stratton Mid Cap Value Fund is incorporated by reference to the 497K as filed with the SEC via EDGAR on November 16, 2015 (Accession No. 0001193125-15-386635).


The officers of the Trust are authorized and directed to issue and sell shares of beneficial interest of the Sterling Capital Stratton Small Cap Value Fund - Class A, Class C and Institutional Shares, to the public. Each share class of beneficial interest has the preferences, conversion and other rights, voting powers, restrictions, qualifications, and terms and conditions of redemption that are set forth in the Amended and Restated Declaration of Trust and Multiple Class Plan pursuant to Rule 18f-3 for the Sterling Capital Funds.
A description of Class A and Class C Shares of the Sterling
Capital Stratton
Small Cap Value Fund is incorporated by reference to the 497K as filed with the SEC via EDGAR on November 16, 2015 (Accession
No. 0001193125-15-377282). A description of Institutional Shares of the Sterling Capital Stratton Small Cap Value Fund is incorporated by reference to the 497K as filed with the SEC via EDGAR on November 16, 2015 (Accession No. 0001193125-15-377281).